SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K/A
                                 AMENDMENT NO. 1



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        September 27, 2002
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

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Item 5.      Other Events.

This Current Report on Form 8-K/A amends the original report filed on September 27, 2002, to include further clarification regarding the provision for environmental remediation which the Company expects to include in its third quarter 2002 consolidated earnings statement.

Provision for Environmental Remediation

Unocal Corporation (the "Company") anticipates that its third quarter 2002 reported net earnings will include a provision of approximately $35 million pretax ($22 million after tax), or 9 cents per share (diluted), for additional reserves for environmental remediation. The anticipated provision resulted from the Company's regular quarterly review of remediation obligations.

The anticipated provision reflects an $18 million increase in remediation cost estimates for sites included in the Company's "Inactive or closed Company facilities" category. This additional amount is principally for the decommissioning and decontamination of closed molybdenum and rare earth processing facilities in Washington and York, Pennsylvania, of the Company's Molycorp, Inc. subsidiary. As a result of ongoing cooperative efforts between the Company and the Nuclear Regulatory Commission, it was determined that it was probable that additional volumes of low-level radioactive contaminated material, in excess of amounts previously estimated, need to be removed at the York and Washington sites.

The anticipated provision also reflects an $11 million increase in cost estimates for sites included in the "Company facilities sold with retained liabilities and former Company-operated sites" category. The anticipated provision for these sites reflects primarily revised remediation cost estimates that the Company has received from the purchaser of service stations, bulk plants, terminals, refineries and pipelines that were part of the Company's "downstream" business sold in 1997. In addition, the provision includes increases for approximately 50 other sites in this category.

The remaining $6 million of the provision relates to six sites in the "Active Company facilities" and Superfund and similar sites" categories of reported remediation costs.

Most of the $35 million was included in the Company's reported June 30, 2002 estimate of possible additional remediation costs.

This provision was not considered in the Company's earlier estimate of third quarter 2002 reported net earnings in the upper end of the 45 to 55 cents per share (diluted) range, included in its Current Report on Form 8-K dated September 4, 2002. The Company now expects reported net earnings per share (diluted) to be in the upper end of a range of 35 to 45 cents for the third quarter 2002. The full-year expected range of reported net earnings remains unchanged at $1.60 to $1.80 per share (diluted).

Forward-looking statements and estimates regarding projected provisions for environmental reserves in this filing are based on assumptions about engineering, operational, regulatory, environmental, political and other considerations. Such forward looking statements as well as those regarding expected earnings are based on the Company's current expectations and beliefs and are subject to a number of unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Actual results could differ materially as a result of factors discussed in the Company 's amended 2001 Annual Report on Form 10-K/A and subsequent reports filed with the Securities and Exchange Commission.

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

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                           UNOCAL CORPORATION
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                                           (Registrant)




Date:  October 11, 2002                  By:/s/ JOE D. CECIL
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                                           Joe D. Cecil
                                           Vice President and Comptroller

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